UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2012

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

MDU Resources Group, Inc.’s (the “Company”) Annual Meeting of Stockholders was held on April 24, 2012. Three Company proposals were submitted to stockholders as described in the Company’s Proxy Statement dated March 9, 2012. The proposals and the results of the stockholder vote are as follows.

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal to elect ten directors for one-year terms:
Thomas Everist	124,123,793.138	4,427,134.040	587,019.576	40,283,518.00
Karen B. Fagg	124,841,973.487	3,614,845.789	681,127.478	40,283,518.00
Terry D. Hildestad	126,064,950.776	2,543,424.335	529,571.643	40,283,518.00
A. Bart Holaday	126,703,894.371	1,783,485.409	650,566.974	40,283,518.00
Dennis W. Johnson	125,915,017.194	2,561,355.640	661,573.920	40,283,518.00
Thomas C. Knudson	125,332,609.819	3,182,265.615	623,071.320	40,283,518.00
Richard H. Lewis	126,939,919.224	1,557,634.745	640,392.785	40,283,518.00
Patricia L. Moss	125,049,949.020	3,474,551.340	613,446.394	40,283,518.00
Harry J. Pearce	125,852,474.232	2,705,280.641	580,191.881	40,283,518.00
John K. Wilson	127,166,109.283	1,350,388.606	621,448.865	40,283,518.00

All of the Company’s nominees were elected, having received more votes cast “for” their election than “against” their election.

	Shares For	Shares Against	Abstentions
Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2012	166,405,409.236	2,156,416.023	856,339.495

The proposal was approved, having received the affirmative vote of a majority of the common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal.

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Advisory vote to approve the compensation of the Company’s named executive officers	119,313,507.654	8,242,133.833	1,582,305.267	40,283,518.00

The proposal was approved, in an advisory vote, having received the affirmative vote of a majority of the common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2012
MDU Resources Group, Inc.

By:	/s/ Paul K. Sandness Paul K. Sandness General Counsel and Secretary